Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	DNT ASSET TRUST
Address:	383 MADISON AVENUE NEW YORK, NY 10179
Date of Event Requiring	December 20, 2023
Statement (Month/Day/Year):
Issuer Name and Ticker or Trading Symbol:	BlackRock Municipal Income Trust [ BFK ]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	DNT ASSET TRUST

	By:	/s/ Timothy Bittel
Name: Timothy Bittel Title: Authorized Officer